EXHIBIT 4.2
                              KINARK CORPORATION
                       5,619,615 Shares of Common Stock
                           Offered Pursuant to Rights
                         Distributed to Stockholders of
                              Kinark Corporation


_______________, 1995

     This notice is being distributed to all holders of shares of the Common
Stock, par value $.10 per share (the "Common Stock"), of record on
______________, 1995 (the "Record Date"), of Kinark Corporation
(the
"Company"), in connection with a distribution of nontransferable subscription rights (the "Rights") to acquire shares of the Common Stock at a subscription price of $2.00 per share.

     Each beneficial owner of Common Stock is entitled to three
Rights for each
two shares of Common Stock owned on the Record Date. No fractional Rights will be issued and no cash in lieu thereof will be paid.

     Enclosed are copies of the following documents:

     1.   The Prospectus and Proxy Statement;

     2.   A Subscription Certificate representing your Rights;

     3.   The "Instructions as to Use of Kinark Corporation
Subscription
          Certificates" (including Guidelines For Certification of Taxpayer
          Identification Number on Substitute Form W-9);

     4.   A Notice of Guaranteed Delivery for Subscription
Certificates issued
          by Kinark Corporation; and

     5.   A return envelope addressed to Mellon Securities
Transfer Services,
          the Subscription Agent.

     Your prompt action is requested. The Rights will expire at 5:00 PM., New
York City time, on ____________, 1995, unless extended by the Company (the
"Expiration Date").

     To exercise the Rights, properly completed and executed
Subscription
Certificates (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to the Subscription
Agent as indicated in the Prospectus and Proxy Statement prior to 5:00 PM., New
York City time, on the Expiration Date.

     Additional copies of the enclosed materials may be obtained from Morrow &
Co., Inc. the Information Agent. The Information Agent's toll-free telephone number is (800) ___-____.

                      By Order of the Board of Directors